Calculation of Filing Fee Tables
S-1
GRI Bio, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	457(o)			$ 10,000,000.00	0.0001381	$ 1,381.00
Fees to be Paid	2	Other	Pre-Funded Warrants to purchase Common Stock	Other			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Common Stock underlying the Pre-Funded Warrants	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Other	Series F Warrants to purchase Common Stock	Other			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	5	Equity	Common Stock underlying the Series F Warrants to purchase Common Stock	457(o)			$ 10,000,000.00	0.0001381	$ 1,381.00
Fees to be Paid	6	Other	Placement Agent Warrants to purchase Common Stock	Other			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	7	Equity	Common Stock underlying the Placement Agent Warrants to purchase Common Stock	457(o)			$ 875,897.00	0.0001381	$ 120.96
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 20,875,897.00		$ 2,882.96
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,882.96
Offering Note
[1]	1 (a) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). 1 (b) Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover an indeterminable number of additional shares of the registrant's securities that become issuable by reason of any stock splits, stock dividends or similar transactions.

[2]	2 (a) See Note 1 (a). 2 (b) The proposed maximum aggregate offering price of the Common Stock to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants issued in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Common Stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Common Stock and Pre-Funded Warrants (including the Common Stock issuable upon exercise of the Pre-Funded Warrants), if any, is $10,000,000. 2 (c) No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

[3]	3 (a) See note 1 (a). 3 (b) See 2 (b).

[4]	4 (a) See note 1 (a). 4 (b) See note 2 (c).

[5]	5 (a) See note 1 (a).

[6]	6 (a) See note 1 (a). 6 (b) See note 2 (c). 6 (c) Represents Warrants issuable to the Placement Agent, or its designees, to purchase a number of shares of Common Stock equal to 7.0% of the aggregate number of shares of Common Stock and Pre-Funded Warrants being offered in this offering, at an exercise price equal to 125% of the combined public offering price per share of Common Stock and accompanying Warrants.

[7]	7 (a) See note 1 (a). 7 (b) See note 6 (c).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A